Exhibit 10.25
SECURITY AGREEMENT

made by

WYNN AMERICA, LLC,

and

THE GUARANTORS PARTY HERETO,
as Pledgors,

in favor of

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

______________________

Dated as of November 20, 2014

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SECURITY AGREEMENT
This SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 20, 2014, made by WYNN AMERICA, LLC, a Nevada limited liability company, having an office at 3131 Las Vegas Blvd. South, Las Vegas, NV 89109 (“Borrower”), and THE SUBSIDIARIES OF BORROWER FROM TIME TO TIME PARTY HERETO (collectively, the “Guarantors” and, together with Borrower, the “Pledgors,” and each, a “Pledgor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, having an office at 60 Wall Street, New York, New York 10005, in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined) (in such capacity and together with any successors in such capacity, “Collateral Agent”).
R E C I T A L S:
A.    Borrower, the Guarantors from time to time party thereto, the Lenders (as defined in the Credit Agreement) from time to time party thereto, Deutsche Bank AG New York Branch, in its capacity as administrative agent, Collateral Agent and the other financial institutions party thereto have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    The Guarantors have, or will have, as the case may be, among other things, fully and unconditionally guaranteed the obligations of Borrower under the Credit Agreement and of the other Credit Parties under the Credit Swap Contracts and Secured Cash Management Agreements.
C.    Each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations of (i) Borrower under the Credit Agreement and the other Credit Documents and (ii) the Credit Parties under the Credit Swap Contracts and Secured Cash Management Agreements and is, therefore, willing to enter into this Agreement.
D.    Collateral Agent has been authorized and directed to enter into this Agreement pursuant to the Credit Agreement.
E.    It is a condition precedent to (i) the obligations of the Lenders to make Loans under the Credit Agreement, (ii) the obligations of the L/C Lenders to issue Letters of Credit under the Credit Agreement, (iii) the obligations of the applicable Swap Providers to provide financial accommodations under the Credit Swap Contracts and (iv) the obligations of the applicable Cash Management Banks to provide financial accommodations under the Secured Cash Management Agreements that each Pledgor execute and deliver the applicable Credit Documents, including this Agreement.
F.    This Agreement is made by each Pledgor in favor of Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).
A G R E E M E N T:
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and Collateral Agent hereby agree as follows:

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ARTICLE I

DEFINITIONS AND INTERPRETATION
SECTION 1.1    Definitions.
(a)    Terms used herein that are defined in the Credit Agreement (and not defined herein) shall have the meanings assigned to them in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used herein that are defined in the UCC (as hereinafter defined) shall have the meanings assigned to them in the UCC, including the following that are capitalized herein:
“Accounts”; “Bank”; “Chattel Paper”; “Certificated Security”; “Commercial Tort Claim”; “Documents”; “Electronic Chattel Paper”; “Equipment”; “Fixtures”; “General Intangibles”; “Goods”; “Instruments”; “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Securities Account”; “State”; “Supporting Obligations”; and “Tangible Chattel Paper”.
(b)    Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement
(c)    The following terms shall have the following meanings:
“Agreement” shall have the meaning assigned to such term in the preamble hereof.
“Borrower” shall have the meaning assigned to such term in the preamble hereof.
“Charges” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s liens and other claims arising by operation of law) against, all or any portion of the Pledged Collateral.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Contracts” shall mean, collectively, with respect to each Pledgor, all contracts and agreements, including, without limitation, all sale, service, performance, equipment or property lease contracts and agreements, to which such Pledgor is a party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
“Copyright License” shall mean any agreement, whether written or oral, providing for the grant by or to any Pledgor of any right to use any Copyright, including without limitation, any of the foregoing referred to in Schedule 7(c) to the applicable Perfection Certificate.
“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 7(c) to the applicable Perfection Certificate), all registrations and recordings thereof, and all applications in connection therewith, including,

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without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
“Credit Agreement” shall have the meaning assigned to such term in the recitals hereof.
“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, all “deposit accounts” as such term is defined in Article 9 of the UCC and shall also include any sub-accounts relating to any of the foregoing deposit accounts.
“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.
“Excluded Property” shall mean, with respect to any Pledgor:
(i)    any fee-owned real property with a fair market value of less than $100.0 million and any leasehold rights and interests in real property (except to the extent any such property is, or such rights or interests are, required to be subject to a Lien in favor of the Secured Parties pursuant to Sections 9.08, 9.11 or 9.16 of the Credit Agreement);
(ii)    Letter-of-Credit rights, other than Supporting Obligations, to the extent a security interest therein cannot be perfected by the filing of a UCC financing statement;
(iii)    motor vehicles and other assets subject to certificates of title, in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC financing statement;
(iv)    any Money, Deposit Accounts, Securities Accounts and other assets specifically requiring perfection through control agreements, in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC financing statement;
(v)    any permit, lease, license, contract or other agreement to which such Pledgor is a party, including, without limitation, the Gaming Licenses, in each case, to the extent and for so long as the grant of a security interest hereunder (a) is prohibited (x) by or is a violation of any applicable law, rule or regulation (including, without limitation, any Gaming Laws) or (y) by any agreement, instrument or other undertaking to which such Pledgor is a party or by which it or any of its property or assets is bound; (b) requires consent, approval, license or authorization from any Governmental Authority (including, without limitation, any Gaming Authority) unless such consent, approval, license or authorization has been received and is in effect; (c) requires the consent of any Person (other than Borrower or any of its Wholly Owned Restricted Subsidiaries) unless such consent has been received and is in effect; or (d) shall constitute or would result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of such Pledgor therein or (2) a breach or termination pursuant to the terms of, or a default under, any such permit, lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the legal or contractual provisions referred to above shall no longer be applicable or the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall

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attach immediately to any portion of such permit, lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clauses (a) through (d) above;
(vi)    any lease, license or other agreement or any property or rights of such Pledgor subject to a purchase money security interest, capital lease obligation or similar arrangements (including permitted refinancings thereof), in each case, to the extent permitted under the Credit Documents, if and for so long as the agreement pursuant to which such Lien is granted (or the document providing such capital lease or similar arrangements) prohibits, or requires the consent of any Person (other than Borrower or any of its Wholly Owned Restricted Subsidiaries) as a condition to, the creation of any other Lien with respect to such lease, license, other agreement, property or rights unless such consent has been received and is in effect;
(vii)    any United States applications for trademarks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the trademark in interstate commerce is submitted to the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d);
(viii)    any Equity Interests or any other right or interest in any limited partnership, general partnership, limited liability company or joint venture (other than a Wholly Owned Subsidiary) as to which such Pledgor is a partner, member or the equivalent to the extent and for so long as prohibited by, or creating an enforceable right of termination in favor of, any Person (other than Borrower or any of its Wholly Owned Restricted Subsidiaries), under the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement, without the consent of any Person (other than Borrower or any of its Wholly Owned Restricted Subsidiaries), in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity;
(ix)    the voting Equity Interests of any Foreign Subsidiary or CFC Holdco in excess of 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary or CFC Holdco entitled to vote in the election of directors (or similar governing body of such Foreign Subsidiary or CFC Holdco);
(x)    the Equity Interests of any Unrestricted Subsidiary;
(xi)    with respect to any such Pledgor’s Gaming Facilities in the State of Nevada, if (and only to the extent that and for so long as) the pledge or assignment thereof, or grant of a security interest therein, would constitute a violation of any applicable Requirements of Law (including any Gaming Law) or regulation, permit, order or decree of any Governmental Authority (including any Gaming Authority), (A) all cash on hand (i.e. cage cash and similar amounts that are not held in deposit accounts or other bank accounts) of such Pledgor, (B) all withholding tax, fiduciary and other deposit accounts of such Pledgor required to be maintained by applicable Gaming Law, but only so long as the funds on deposit therein or credited thereto are not greater than the amount required by applicable Gaming Law, and (C) any Gaming License issued to such Pledgor for any Gaming Facility located in the State of Nevada;
(xii) with respect to any such Pledgor’s Gaming Facilities in the Commonwealth of Massachusetts, if (and only to the extent that and for so long as) the pledge or assignment thereof, or grant of a security interest therein, would constitute a violation of any applicable Requirements of Law (including any Gaming Law) or regulation, permit, order or decree of any Governmental Authority (including any Gaming Authority), (A) all cash on hand (i.e. cage cash and similar amounts that are not held in deposit accounts or other bank accounts) of such Pledgor, (B) all withholding tax, fiduciary and other deposit accounts of such Pledgor required to be maintained by applicable Gaming Law, but only so long as the funds on

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deposit therein or credited thereto are not greater than the amount required by applicable Gaming Law and (C) any Gaming License issued to such Pledgor (or any direct or indirect interest therein) for any Gaming Facility located in the Commonwealth of Massachusetts;
(xiii) any proceeds, property or assets to the extent, and for so long as, the granting of a Lien on such property or assets is not permitted under Gaming Laws of any applicable jurisdiction, including as a result of  interpretations of such Gaming Laws by the applicable Gaming Authorities in any applicable jurisdiction;
(xiv) all monies and other funds held on behalf of customers, including, without limitation, front money deposits and safekeeping deposits held in any casino cage;
(xv) Cash Collateral provided by such Pledgor pursuant to the Credit Agreement;
(xvi) any other assets of such Pledgor if, in the reasonable judgment of Borrower, and agreed to by the Collateral Agent, the burden, cost or other consequences (including any adverse tax consequences) of creating, perfecting or maintaining the pledge of, or security interest in, such assets is excessive in view of the benefits to be obtained by the Lenders therefrom under the Credit Documents;
(xvii) any other collateral described in Section 10.17 over which a Lien securing the Obligations is prohibited from being granted pursuant to applicable Gaming Law; and
(xviii) any Copyright License, Patent License or Trademark License entered into by such Pledgor and any Affiliate of such Pledgor, together with, in each case, any and all rights thereunder;
provided, however, that, in any event, “Excluded Property” shall not include the Certificated Securities set forth on Schedule 1 of this Agreement.
Notwithstanding anything to the contrary in the foregoing, all Proceeds and rights to Proceeds of all of the foregoing Excluded Property shall not constitute Excluded Property except to the extent that such Proceeds or rights to Proceeds independently constitute Excluded Property.
“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Guarantors” shall have the meaning assigned to such term in the preamble hereof.

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“Intellectual Property Collateral” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, the Trade Secrets, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes that are issued in favor of such Pledgor by another Company and each note hereafter acquired by such Pledgor that is issued in favor of such Pledgor by another Company and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
“Issuer” shall mean any corporation, company, limited liability company, general partnership, limited partnership, limited liability partnership or other entity that is a Wholly-Owned Restricted Subsidiary of Borrower.
“Joinder Agreement” shall mean a joinder agreement substantially in the form attached hereto as Exhibit 3.
“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Pledgor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent (other than any written agreement providing for the grant to any Pledgor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent relating to any gaming equipment), including, without limitation, any of the foregoing referred to in Schedule 7(a) to the applicable Perfection Certificate.
“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 9(a) to the applicable Perfection Certificate, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 7(a) to the applicable Perfection Certificate, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Permitted Liens” shall mean Liens permitted under the Credit Agreement.
“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1.
“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.
“Pledged Nevada Gaming Interests” shall have the meaning assigned to such term in Section 10.17(I)(b).
“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (a) all issued and outstanding Equity Interests owned by each Pledgor (other than directors’ qualifying shares) in any Person, including, without limitation, all issued and outstanding Equity Interests of each Person set forth on Schedule 3 to the applicable Perfection Certificate as being owned by such Pledgor (in the case of the Initial Perfection Certificate, after giving effect to the Transactions) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Person acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such Person or under any limited liability company operating agreement or any partnership agreement of each such Person, and the certificates, instruments and agreements representing such Equity

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Interests, (b) all Equity Interests of any Person, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Person acquired by such Pledgor (including by issuance or distribution), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any limited liability company operating agreement or any partnership agreement of any such Person, and the certificates, instruments and agreements representing such Equity Interests, from time to time acquired by such Pledgor in any manner, and (c) all Equity Interests issued in respect of the Equity Interests referred to in clause (a) or (b) above in this definition upon any consolidation or merger of any Person of such Equity Interests; provided, however, that in no event shall “Pledged Securities” include any Excluded Property.
“Pledgor” shall have the meaning assigned to such term in the preamble hereof.
“Receivables” shall mean (i) all Accounts, (ii) all Chattel Paper, (iii) all Payment Intangibles, (iv) all Instruments and (v) all other rights to payment, whether or not earned by performance for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any General Intangible, and all Supporting Obligations related to any of the foregoing; provided, however, that Receivables shall not include any Investment Property.
“Responsible Officer” shall mean, with respect to any Pledgor, the chief executive officer, any senior or executive vice president, the chief financial officer or the treasurer of such Pledgor.
“Sale Proceeds” means (i) the proceeds from the sale of Borrower or one or more of the other Pledgors, as a going concern or from the sale of any Pledgor’s business as a going concern, (ii) the proceeds from another sale or disposition of any assets of the Pledgors that includes any gaming license, permit or approval or benefits from any gaming license, permit or approval or where the assets sold have the benefit of any gaming license, permit or approval or (iii) any other economic value (whether in the form of cash or otherwise) received or distributed (whether pursuant to any bankruptcy or insolvency proceeding, liquidation proceeding or otherwise) that is associated with the gaming licenses, permits or approvals.
“Secured Obligations” shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of Borrower and any and all of the Guarantors from time to time arising under or in respect of this Agreement, the Credit Agreement and the other Credit Documents, the Credit Swap Contracts and the Secured Cash Management Agreements (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Credit Agreement and the other Credit Documents, the Credit Swap Contracts or the Secured Cash Management Agreements), in each case whether (i) direct or indirect, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise and/or (iii) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding); provided, that, in no event shall “Secured Obligations” include Excluded Swap Obligations.
“Secured Parties” shall mean Collateral Agent, Administrative Agent, the Lenders, any Swap Provider that is a party to a Credit Swap Contract and any Cash Management Bank that is a party to a Secured Cash Management Agreement.

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“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Pledgor of any right to use any Trademark (other than any written agreement providing for the grant to any Pledgor of any right to use any Trademark relating to any gaming equipment), including, without limitation, any of the foregoing referred to in Schedule 7(b) to the applicable Perfection Certificate.
“Trademarks” shall mean (i) all trademarks, trade names, organizational names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 7(b) to the applicable Perfection Certificate, and (ii) the right to obtain all renewals thereof.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of Collateral Agent’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“UETA” shall have the meaning assigned to such term in Section 2.1.
“United States” shall mean the United States of America.
SECTION 1.2    Interpretation. The rules of construction set forth in Sections 1.02 to 1.07 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.
SECTION 1.3    Resolution of Drafting Ambiguities. Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.
ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS
SECTION 2.1    Grant of Security Interest.
(a)    As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, in each case wherever located and whether now owned or existing or hereafter owned, arising or acquired from time to time (collectively, the “Pledged Collateral”):

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(i)    all Accounts;
(ii)    all Equipment, Goods, Inventory and Fixtures;
(iii)    all Documents, Instruments and Chattel Paper;
(iv)    all Letters of Credit and Letter of Credit Rights;
(v)    all Pledged Securities;
(vi)    all Investment Property;
(vii)    the Commercial Tort Claims described in Schedule 6 to any Perfection Certificate;
(viii)    all Intellectual Property Collateral;

(ix)	all General Intangibles;
(x)    all Deposit Accounts;
(xi)    all Money;

(xii)	all Supporting Obligations;

(xiii)	all Sale Proceeds;
(xiv)    all books and records relating to the items described in clauses (i) through (xiii) above; and
(xv)    to the extent not covered by clauses (i) through (xiv) above of this Section 2.1(a), all other personal property of such Pledgor, whether tangible or intangible and all Proceeds and products of any of the foregoing and all accessions to, substitutions of and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary in this Agreement or any other Credit Document, the security interest created by this Agreement shall not attach to, and the term “Pledged Collateral” shall not include, any Excluded Property; provided, however, that if any portion of any property ceases to constitute “Excluded Property” then, immediately upon such cessation, the term “Pledged Collateral” shall also include such portion of property and such security interest and lien in favor of Collateral Agent created by this Agreement shall attach to such portion of property; and provided, further, that Proceeds and the right to Proceeds shall constitute Pledged Collateral hereunder except to the extent that such Proceeds or right to Proceeds independently constitutes Excluded Property hereunder.
For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or any other Credit Document, the Pledgors

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shall not be required to, and Collateral Agent is not authorized to and hereby agrees not to, (i) perfect the security interests granted by this Agreement by any means other than by (A) filings pursuant to the UCC in the office of the Secretary of State (or similar central filing office) of the relevant State(s) and filings in the applicable real estate records with respect to mortgages of real property interests, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to Intellectual Property Collateral and/or (C) except as provided in Section 10.17, delivery to Collateral Agent, to be held in its possession, of Pledged Collateral consisting of certificated Pledged Securities, Chattel Paper or Instruments to the extent expressly required herein, together with duly executed instruments of transfer or assignment in blank; (ii) enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Pledged Collateral that requires perfection by “control”; (iii) establish Collateral Agent’s “control” over any Electronic Chattel Paper; (iv) establish the Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transactions Act as in effect in the applicable jurisdiction (the “UETA”)) over any “transferable records” (as defined in UETA); (v) take any action (other than the actions listed in clause (i)(A) and (i)(C) above) with respect to any assets located outside of the United States; or (vi) perfect in any assets subject to a certificate of title statute.
SECTION 2.2    Security Interest.
(a)    Each Pledgor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any filing office and/or recording or registration office in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including, without limitation, (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timer to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Such financing statements may describe the Pledged Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Collateral Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Pledged Collateral granted to Collateral Agent herein, including, without limitation, describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or words of similar import. Each Pledgor agrees to provide all information described in clauses (i) through (iii) above in this Section 2.2(a) to Collateral Agent promptly upon request. Collateral Agent shall provide reasonable notice to Borrower of all such financing statement filings made by Collateral Agent on or about the Closing Date and, upon Borrower’s request, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter.
(b)    Each Pledgor hereby further authorizes Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office),

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including this Agreement, any trademark, patent or copyright security agreement in form and substance reasonably satisfactory to Borrower and Collateral Agent, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and Collateral Agent, as secured party. Collateral Agent shall provide reasonable notice to Borrower of all such filings made by Collateral Agent on or about the Closing Date and, upon Borrower’s request, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter.
SECTION 2.3    No Release. Nothing set forth in this Agreement or any other Credit Document shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral (except to the extent any Pledged Collateral consisting of a contract or agreement has been assigned to the Collateral Agent or any Secured Party following an exercise of remedies by the Collateral Agent) or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement, any Credit Swap Contract, Secured Cash Management Agreement or the other Security Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 2.3 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement and the other Credit Documents.
ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
SECTION 3.1    Delivery of Certificated Pledged Securities. Each Pledgor represents and warrants, as of the date hereof, that all certificates representing or evidencing the Pledged Securities in existence on the date hereof are set forth on Schedule 1 hereof and have been delivered to Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that Collateral Agent has a perfected first priority security interest therein, except to the extent such delivery and perfection is prohibited by any applicable Requirements of Law (including, without limitation, any Gaming Laws) and Section 10.17. Each Pledgor hereby agrees that all certificates or instruments representing or evidencing Pledged Securities acquired by such Pledgor after the date hereof shall promptly, but in any event within thirty (30) days (or such longer period of time as Collateral Agent may agree in its sole discretion) upon receipt thereof by such Pledgor (or, in the case of any such Pledged Securities, within the time periods set forth in Section 9.11 of the Credit Agreement to the extent such Section is applicable thereto), be delivered to Collateral Agent, and shall be accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to Collateral Agent (it being understood and agreed that prior to such delivery, during such period Pledgor acquires any such certificates or instruments such Pledgor shall hold such certificates or instrument in trust for the benefit of Collateral Agent), except to the extent such delivery and perfection is prohibited by any applicable Requirements of Law (including, without limitation, any Gaming Laws) and Section 10.17. Except as set forth in Section 10.17, Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of Collateral Agent or any of its nominees, or

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endorse for negotiation, any or all of the Pledged Securities, without any indication that such Pledged Securities are subject to the security interest hereunder. Until the release of any Pledged Collateral as contemplated by any of the Credit Documents (whether upon a sale, transfer or other disposition or otherwise), Collateral Agent shall (or through one or more of its agents shall), to the extent required by any Gaming Laws, retain possession of all Pledged Securities delivered to it at a location designated to the applicable Gaming Authority.
SECTION 3.2    Perfection of Uncertificated Pledged Securities. Each Pledgor represents and warrants, as of the date hereof that Collateral Agent, upon the filing of UCC financing statements in the applicable filing offices, shall have a perfected first priority security interest for the benefit of the Secured Parties in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof, to the extent such security interests can be perfected by filing such UCC financing statements except to the extent that such perfection is prohibited by any applicable Requirements of Law (including, without limitation, any Gaming Laws) or Section 10.17. If any Pledged Securities now or hereafter acquired by any Pledgor are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly, but in any event within thirty (30) days (or such longer period of time as Collateral Agent may agree in its sole discretion), notify Collateral Agent thereof. Each Pledgor hereby agrees that if any issuer of any Pledged Securities is organized in a jurisdiction that does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable Requirements of Law (including, without limitation, any Gaming Laws), subject to Section 10.17, and as required by Section 9.11 of the Credit Agreement, (a) use commercially reasonable efforts to (i) if not previously executed and delivered by such issuer, cause the issuer of such Pledged Securities to execute and deliver to Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto or such other form that is reasonably satisfactory to Collateral Agent and (ii) cause such pledge to be recorded on the equityholder register or the books of such issuer, (b) execute any customary pledge forms or other documents necessary to complete the pledge and (c) give Collateral Agent the right to transfer such Pledged Securities at the times and to the extent permitted by this Agreement.
SECTION 3.3    Financing Statements and Other Filings; Maintenance of Perfected Security Interest.
Each Pledgor agrees that, at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected, continuing security interest therein (subject to any applicable provisions set forth in this Agreement with respect to limitations on perfections of Liens on Pledged Collateral and to any applicable Requirements of Law (including, without limitation, any Gaming Laws)), prior to all Liens except for Permitted Liens, and (ii) at any time and from time to time, upon the written request of Collateral Agent, such Pledgor shall promptly and, to the extent necessary or appropriate, duly execute and deliver such further financing statements, assignments, instruments and documents and take such further action as Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the Uniform Commercial Code (or other similar laws) in effect in any United States jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to Collateral Agent and in such United States offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral.

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SECTION 3.4    Other Actions.
(a)    Instruments and Tangible Chattel Paper. As of the date hereof, each Pledgor hereby represents and warrants that (i) no amount in excess of $20.0 million individually or $100.0 million in the aggregate payable under or in connection with any of the Pledged Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 5 to the Initial Perfection Certificate and such Instrument or Chattel Paper that constitutes Excluded Property, and (ii) each Instrument and each item of Tangible Chattel Paper listed in Schedule 5 to the Initial Perfection Certificate (other than such Instrument or Chattel Paper that constitutes Excluded Property) has been properly endorsed, assigned and delivered to Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank, all in form and substance reasonably acceptable to Collateral Agent. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper (other than any Intercompany Notes or any such Instrument or Chattel Paper that constitutes Excluded Property), and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper (other than any Intercompany Notes or any such Instrument or Chattel Paper that constitutes Excluded Property) not previously delivered to Collateral Agent exceeds $20.0 million individually or $100.0 million in the aggregate, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly notify Collateral Agent and, upon request of Collateral Agent shall promptly (but in any event within thirty (30) days (or such longer period of time as Collateral Agent may agree in its sole discretion)) after acquiring such Instrument or Tangible Chattel Paper, notify Collateral Agent thereof, and, upon written request of Collateral Agent, shall endorse, assign and deliver the same to Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Collateral Agent may from time to time specify; provided, however, that so long as no Event of Default shall have occurred and be continuing, Collateral Agent shall return any such Instrument or Tangible Chattel Paper to such Pledgor from time to time promptly upon demand of such Pledgor, to the extent necessary or advisable (in the reasonable judgment of such Pledgor) for collection in the ordinary course of such Pledgor’s business. Notwithstanding anything to the contrary contained herein, this Section 3.4(a) shall not apply to any “casino marker” or similar extension of credit, regardless of how characterized under the UCC, provided by a Pledgor to any of its patrons.
(b)    Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 6 to the Initial Perfection Certificate having a value in excess of $15.0 million.
SECTION 3.5    Joinder of Additional Guarantors. The Pledgors shall cause each Restricted Subsidiary of Borrower that, from time to time, after the date hereof shall be required to pledge any assets to Collateral Agent for the benefit of the Secured Parties pursuant to Section 9.11 of the Credit Agreement, to execute and deliver to Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 annexed hereto and (ii) a Perfection Certificate, in each case, within the period of time provided in Section 9.11 of the Credit Agreement for the delivery of the documents and agreements referred to therein, and upon such execution and delivery, such Restricted Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein, except to the extent not permitted pursuant to any applicable Gaming Laws. The execution and delivery of such Joinder Agreement shall not require the consent of any existing Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any Person as a Guarantor and a Pledgor as a party to this Agreement.
SECTION 3.6    Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, Collateral Agent shall from time to time execute and deliver, upon written

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request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral in accordance with the terms hereof and of the Credit Agreement. The Pledgors and Collateral Agent acknowledge that this Agreement is intended to grant to Collateral Agent for the benefit of the Secured Parties a security interest in and lien on all of the right, title and interest of each Pledgor in the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.
ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Pledgor represents, warrants and covenants as follows:
SECTION 4.1    Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to Collateral Agent and the priority thereof against any and all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein materially adverse to Collateral Agent or any other Secured Party other than Permitted Liens and as otherwise permitted by the Credit Documents.
SECTION 4.2    Other Financing Statements. No Pledgor shall execute, or authorize the filing in any public office of, any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Pledged Collateral, except UCC financing statements relating solely to Permitted Liens.
SECTION 4.3    Chief Executive Office; Change of Name; Jurisdiction of Organization.
(a)    As of the date hereof, (i) the exact legal name, type of organization, jurisdiction of organization, and organizational identification number (if any) of such Pledgor is indicated next to its name in Schedule 1(a) of the Initial Perfection Certificate, and (ii) the chief executive officer of such Pledgor is indicated next to its name in Schedule 2 to the Initial Perfection Certificate.
(b)    Borrower agrees to notify Collateral Agent in writing of any change in any Pledgor’s (1) legal name, (2) chief executive office location, (3) type of organization, (4) organizational identification number (if any) or (5) jurisdiction of organization (in each case, including, without limitation, by merging or consolidating with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction), in the case of clauses (1) – (4), within ten (10) Business Days of such change and in the case of clause (5) at least three (3) Business Days prior to such change (in each case, or such other period as Collateral Agent shall agree) and to provide Collateral Agent such other information in connection therewith as Collateral Agent may reasonably request in writing.
(c)    Each Pledgor agrees to promptly take all action reasonably requested by Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereunder, in each case to the extent required hereunder and/or pursuant to Section 9.09 of the Credit Agreement (subject to any applicable provisions set forth in this Agreement with respect to limitations on perfections of Liens on Pledged Collateral).

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(d)    If any Pledgor fails to provide information to Collateral Agent about the changes referred to in this Section 4.3 on a timely basis, Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which Collateral Agent needed to have information relating to such changes. Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
SECTION 4.4    Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been duly authorized and validly issued and (other than Pledged Securities consisting of limited liability company interests or partnership interests, to the extent they cannot be fully paid or non-assessable) are fully paid and non-assessable.
SECTION 4.5    Benefit to Guarantors. Each Guarantor will receive substantial benefit as a result of the execution, delivery and performance of this Agreement and the Credit Agreement and other documents evidencing the Secured Obligations.
ARTICLE V

CERTAIN PROVISIONS CONCERNING PLEDGED SECURITIES
SECTION 5.1    Pledge of Additional Pledged Securities. Each Pledgor shall, upon obtaining any (a) Intercompany Notes (other than Excluded Property) required, pursuant to Section 10.04(d) of the Credit Agreement to be delivered to Collateral Agent, or (b) Pledged Securities of any Person, accept the same in trust for the benefit of Collateral Agent and promptly (but in any event within the time periods set forth in Section 9.11 of the Credit Agreement), subject to Section 10.17, deliver to Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a “Pledge Amendment”), and, subject to Section 10.17, the certificates and other documents required under Sections 3.1 and 3.2 in respect of such Pledged Securities and/or Intercompany Notes, as applicable, and confirming the attachment of the Liens hereby created on and in respect of such Pledged Securities and/or Intercompany Notes, as applicable. Each Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities and/or Intercompany Notes, as applicable, listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral, except for Excluded Property.
SECTION 5.2    Voting Rights; Distributions; etc.
(a)    So long as no Event of Default shall have occurred and be continuing, and Collateral Agent has not issued the written demand contemplated in clause (b) below:
(i)    Subject to the provisions of the Credit Documents, each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof.
(ii)    Subject to the Credit Agreement, each Pledgor shall be entitled to receive and retain any and all Distributions; provided, however, that, subject to Section 10.17, any and all Distributions consisting of rights or interests in the form of securities (other than Excluded Property) shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral (to the extent required to be pledged hereunder) and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly

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(but in any event with thirty (30) days after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement), accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent.
(iii)    Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments and other documents as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and/or other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii).
(b)    Upon the occurrence and during the continuance of any Event of Default:
(i)    Upon written demand by Collateral Agent, all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) shall cease on the Business Day after such Pledgor’s receipt of such demand, and, subject to Section 10.17 and any applicable Requirement of Law (including, without limitation, any Gaming Law), all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.
(ii)    Upon written demand by Collateral Agent, all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) shall cease on the Business Day after such Pledgor’s receipt of such demand, and, subject to Section 10.17 and any applicable Requirement of Law (including, without limitation, any Gaming Law), all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.
(c)    Upon the occurrence and during the continuance of an Event of Default, each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to Collateral Agent appropriate instruments as Collateral Agent may request in order to permit Collateral Agent to exercise, subject to Section 10.17 and any applicable Requirement of Law (including, without limitation, any Gaming Law), the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(b)(i) and to receive all Distributions which it may be entitled to receive under Section 5.2(b)(ii). Any and all Distributions paid over to or received by Collateral Agent pursuant to the provisions of this Section 5.2(c) shall be retained by Collateral Agent in an account to be established by Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Article IX. After all Events of Default have been cured or waived, Collateral Agent shall promptly repay to each applicable Pledgor or its designee (without interest) all Distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of Section 5.2(b)(ii) that have not been applied in accordance with the provisions of Article IX.
(d)    All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(b)(ii) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Pledgor and shall promptly (but in any event, with five (5) Business Days after receipt thereof) be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
SECTION 5.3    Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

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(a)    In the case of each Pledgor that is an issuer of Pledged Securities, such Pledgor agrees to be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it.
(b)    In the case of each Pledgor that is a shareholder, partner or member in a corporation, partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such corporation, partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to Collateral Agent or its nominee and to the substitution of Collateral Agent or its nominee as a substituted shareholder, partner or member in such corporation, partnership, limited liability company or other entity with all the rights, powers and duties of a shareholder, general partner, a limited partner or member, as the case may be.
ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL
SECTION 6.1    Grant of License. For the purpose of enabling Collateral Agent to exercise rights and remedies under Article VIII at such time as Collateral Agent shall be lawfully entitled to exercise, upon the occurrence and during the continuance of an Event of Default, such rights and remedies, and for no other purpose, each Pledgor hereby grants to Collateral Agent, to the extent assignable, and to the extent not resulting in a breach, violation or termination of any Intellectual Property Collateral an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided that such use is consistent with the use of such Intellectual Property Collateral employed by the Pledgors in the ordinary conduct of their business and, with respect to Trademarks owned by a Pledgor and used by Collateral Agent under this Section 6.1, such Pledgor shall have rights of quality control and inspection that are reasonably necessary to maintain the validity and enforceability of such Trademarks.
SECTION 6.2    Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following any Responsible Officer of such Pledgor obtaining knowledge thereof, notify Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Pledgor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Real Property, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, in each case, in a manner that would, individually or in the aggregate, have a Material Adverse Effect, (ii) upon any Responsible Officer of such Pledgor obtaining knowledge thereof, promptly notify Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Pledged Collateral or Mortgaged Real Property, the ability of such Pledgor or Collateral Agent to dispose of the Intellectual Property Collateral or any material portion thereof or the rights and remedies of

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Collateral Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, in each case, in a manner that would, individually or in the aggregate, have a Material Adverse Effect, and (iii) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses, in each case, in a manner that would, individually or in the aggregate, have a Material Adverse Effect, without the consent of Collateral Agent.
SECTION 6.3    After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been Paid in Full, (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) above of this Section 6.2 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and shall be subject to the Liens and security interests created by this Agreement without further action by any party. Upon the written request of the Collateral Agent, such Pledgor shall, within thirty (30) days (or such longer period of time as Collateral Agent may agree in its sole discretion) following delivery of any Perfection Certificate update pursuant to Section 9.04(h)(ii) of the Credit Agreement, execute and deliver such documents as are reasonably requested by Collateral Agent to evidence the attachment of the Liens and security interests created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.2.
SECTION 6.4    Litigation. Unless there shall occur and be continuing any Event of Default, and Collateral Agent has provided written notice to Borrower thereof, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral or any part thereof. Upon the occurrence and during the continuance of any Event of Default and upon delivery of written notice thereof from Collateral Agent to Borrower, each Pledgor’s right provided in the immediately preceding sentence shall cease on the Business Day after Borrower’s receipt of such notice. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or, bring suit in the name of any Pledgor, Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, upon the occurrence and during the continuance of any Event of Default, each Pledgor shall, at the reasonable request of Collateral Agent, do any and all lawful acts and execute any and all documents reasonably requested by Collateral Agent in aid of such enforcement, and the Pledgors shall promptly reimburse and indemnify Collateral Agent, as the case may be, for all costs and expenses incurred by Collateral Agent in the exercise of its rights under this Section 6.3 in accordance with Section 13.03 of the Credit Agreement. In the event that Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of Collateral Agent, and upon the occurrence and during the continuance of any Event of Default, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

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ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES
SECTION 7.1    Maintenance of Records. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including, without limitation, all documents evidencing Receivables and any books and records relating thereto to Collateral Agent or to its representatives (provided that copies of such documents and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or Collateral Agent’s security interest therein without the consent of any Pledgor.
SECTION 7.2    Legend. Upon the occurrence and during the continuance of an Event of Default, each Pledgor shall, upon written request of Collateral Agent, after the occurrence and during the continuance of an Event of Default, legend, in form and manner reasonably satisfactory to Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to Collateral Agent for the benefit of the Secured Parties and that Collateral Agent has a security interest therein.
ARTICLE VIII

REMEDIES
SECTION 8.1    Remedies. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent shall have the right to exercise any and all rights afforded to a secured party on default with respect to the Secured Obligations under the UCC or other applicable law or in equity and without limiting the foregoing may, subject to mandatory requirements of applicable law:
(a)    Enter and occupy any premises owned or, to the extent lawful and permitted, leased by any of the Pledgors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Pledgor in respect of such occupation; provided that Collateral Agent shall provide the applicable Pledgor with notice thereof prior to such occupancy;
(b)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of Collateral Agent and shall promptly (but in no event later than five (5) Business Days after receipt thereof) pay such amounts to Collateral Agent;
(c)    Subject to, if applicable, the notice requirements set forth in Section 8.2, sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or

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otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
(d)    Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to assemble all or part of such Pledged Collateral and make it available to Collateral Agent at a place and time to be designated by Collateral Agent that is reasonably convenient to both parties at such Pledgor’s own expense;
(e)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article IX hereof;
(f)    Retain and apply the Distributions to the Secured Obligations as provided in Article IX;
(g)    Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, subject to Section 10.17, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral;
(h)    Subject to mandatory requirements of applicable law and, if applicable, the notice requirements set forth in Section 8.2, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. Collateral Agent may sell any Pledged Collateral without giving any warranties as to the Pledged Collateral and may specifically disclaim any warranties of title, merchantability or the like; and
(i)    Subject to applicable Gaming Laws, Collateral Agent shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any Person or entity then legally or equitably liable

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for the Secured Obligations or any portion thereof. The Pledgors hereby consent to the appointment of such receiver. Notwithstanding the appointment of any receiver, Collateral Agent shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of this Agreement, the Credit Agreement or any other Credit Document.
SECTION 8.2    Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior written notice to the applicable Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Agent may fix and state in the notice of such sale.
SECTION 8.3    Waiver of Notice and Claims. Each Pledgor hereby waives, following the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Collateral Agent’s taking possession or Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law, following the occurrence and during the continuance of an Event of Default: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Agent’s rights hereunder; and (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to Article VIII in the absence of Collateral Agent’s gross negligence, bad faith or willful misconduct or a material breach by Collateral Agent of this Agreement, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. Subject to Section 10.17, any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
SECTION 8.4    Certain Sales of Pledged Collateral.
(a)    Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, Collateral Agent shall have no obligation to engage in public sales.
(b)    Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities, to limit purchasers to Persons who will agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the

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distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Securities for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.
(c)    Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of Collateral Agent, for the benefit of Collateral Agent, cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Pledged Securities as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested if it would permit or facilitate the sale and distribution of such Pledged Securities including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each applicable Pledgor shall use commercially reasonable efforts to cause Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as Collateral Agent from time to time may reasonably request and shall indemnify and shall cause the issuer of the Pledged Securities to indemnify Collateral Agent and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d)    If Collateral Agent determines to exercise its right to sell any or all of the Pledged Securities, upon written request, the applicable Pledgor shall from time to time furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of securities included in the Pledged Securities which may be sold by Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
SECTION 8.5    No Waiver; Cumulative Remedies.
(a)    No failure or delay on the part of Collateral Agent to exercise, and no course of dealing with respect to, any right, power, privilege or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights and remedies provided by law or otherwise available.
(b)    In the event that Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Credit Document by foreclosure,

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sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, the Pledgors, Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
SECTION 8.6    Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.
SECTION 8.7    Special Gaming Requirements. Notwithstanding anything to the contrary contained herein or in any of the other Credit Documents, Collateral Agent and each Secured Party hereby acknowledges and agrees that, as long as any applicable Pledgor, any Issuer of Pledged Securities or any other entity in which a Pledgor, directly or indirectly, holds an ownership interest is licensed by or registered with any Gaming Authorities during the term of this Agreement:
(a)    the pledge of the Pledged Securities by any applicable Pledgor, and any restrictions on the transfer of and agreements not to encumber the Pledged Securities or other equity securities of such Pledgor, may require approval (including prior approval) by the Gaming Authorities in order to become effective and to remain in full force and effect. This Agreement may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Collateral Agent (without the consent of any other Secured Party or any other Person) to permit any changes requested or required by Gaming Authorities or Gaming Laws (including any changes relating to qualifications as a permitted holder of debt, licensing or limits on Property that may be pledged as Collateral or available remedies);
(b)    the pledge of any Equity Interests or other assets by any applicable Pledgor, and any restrictions on the transfer of and agreements not to encumber such Equity Interests or other assets, may (i) require approval (including prior approval) by the Gaming Authorities in order to become effective and to remain in full force and effect, and this Agreement may be amended to include additional references to such regulatory requirements pursuant to an agreement or agreements in writing entered into by the Borrower and Collateral Agent (without the consent of any other Secured Party or any other Person), provided that such amendment or amendments are requested or required by Gaming Authorities or Gaming Laws (including any changes relating to qualifications as a permitted holder of debt, licensing or limits on Property that may be pledged as Collateral or available remedies) or (ii) be prohibited by applicable Requirements of Law (including, without limitation, any Gaming Laws), and this Agreement may be amended pursuant to an agreement or agreements in writing entered into by Borrower and Collateral Agent (without the consent of any other Secured Party or any other Person) to expressly exclude such Equity Interests and other assets from the Lien granted to Collateral Agent hereunder, provided that such amendment or amendments are requested or required by Gaming Authorities or Gaming Laws (including any changes relating to qualifications as a permitted holder of debt, licensing or limits on Property that may be pledged as Collateral or available remedies);
(c)    any foreclosure or transfer of the possessory security interest in the Pledged Securities or any other Pledged Collateral (except back to such Pledgor), and before any other resort to the Pledged Securities or any other Pledged Collateral or other enforcement of the security interests in the Pledged Securities or any other Pledged Collateral, may require the prior approval of the Gaming Authorities and the

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licensing of Collateral Agent, unless such licensing requirement is waived by the Gaming Authorities upon application of Collateral Agent;
(d)    the exercise by Collateral Agent of any of its remedies set forth in Article VIII with respect to any Pledged Securities or any other Pledged Collateral, and of any of the voting and consensual rights afforded Collateral Agent thereunder may require the prior approval of the Gaming Authorities, including, without limitation, any separate prior approvals required in connection with the sale, transfer or other disposition of the Pledged Securities or any other Pledged Collateral; and
(e)    Collateral Agent may be required to maintain the Pledged Securities or any other Pledged Collateral at all times at a location required (to the extent so required) by the applicable Gaming Authority, and shall make the Pledged Collateral (including, without limitation, the certificate(s) or instrument(s) representing or evidencing the Pledged Securities) available for inspection by agents or employees of such Gaming Authority promptly (or where required by a Gaming Law or Gaming Authority, immediately) upon request of such Gaming Authority.
Notwithstanding anything to the contrary contained herein or in any of the other Credit Documents, Collateral Agent expressly acknowledges and agrees that its exercise of its rights and remedies hereunder is subject, in all events, to all applicable Gaming Laws and to the mandatory provisions of all federal, state and local laws, rules and regulations relating to gaming at or from any of the properties of any applicable Pledgor, any Issuer of Pledged Securities or any other entity in which a Pledgor, directly or indirectly, holds an ownership interest.
Notwithstanding anything to the contrary contained herein or in any of the other Credit Documents, Collateral Agent expressly acknowledges and agrees that in no event shall Collateral Agent’s exercise of its rights and remedies hereunder result in Collateral Agent (or any other Person) obtaining an interest, directly or indirectly, in any Gaming License, unless any necessary Gaming Approvals have been obtained and are in effect and then, only in compliance with all applicable Gaming Laws. Without limiting any of the foregoing, Collateral Agent acknowledges that any foreclosure, possession, sale, transfer or disposition of certain gaming equipment and machinery or any other Pledged Collateral is subject to compliance with applicable Gaming Laws which may be proscriptive or require prior consent or approval by applicable Gaming Authorities to such foreclosure, possession, sale, transfer or disposition.
At any time upon the occurrence and during the continuance of any Event of Default, Pledgor shall cooperate with the Collateral Agent with respect to obtaining any Gaming Approvals required for the exercise by the Collateral Agent of its rights and remedies hereunder and shall at the Collateral Agent’s request promptly submit any requests for such Gaming Approvals to any applicable Gaming Authority.
ARTICLE IX

APPLICATION OF PROCEEDS
The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Article VIII shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, in the manner as provided in Section 11.02 of the Credit Agreement.

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ARTICLE X

MISCELLANEOUS
SECTION 10.1    Concerning Collateral Agent.
(a)    Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Credit Agreement and this Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Agent under the Credit Agreement shall apply hereto. Collateral Agent may employ agents (or sub-agents) and/or attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any agents (or sub-agents) and/or attorneys-in-fact selected by it with reasonable care. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement and shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.
(b)    Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Securities, whether or not Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.
(c)    Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of legal counsel selected by it.
(d)    If any item of Pledged Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.
SECTION 10.2    Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement after notice from Collateral Agent (including, without limitation, such Pledgor’s covenants to (i) pay the premiums in respect of all insurance policies required pursuant to Section 9.02 of the Credit Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens (other than Permitted Liens) or (v) pay or perform any obligations of such Pledgor with respect to any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached in any material respect and, in each case, such failure or breach constitutes an Event of Default and such Event of Default is continuing, Collateral Agent may reasonably (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for

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such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with, and permitted pursuant to, the provisions of the Credit Agreement. Any and all reasonable amounts so expended by Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 13.03 of the Credit Agreement. Neither the provisions of this Section 10.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints Collateral Agent its attorney-in-fact (to the extent such action is permitted by any applicable law), effective upon the occurrence of and during the continuance of an Event of Default, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in Collateral Agent’s reasonable discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents that Collateral Agent may reasonably deem necessary to accomplish the purposes hereof in accordance with the terms hereof (but Collateral Agent shall not be obligated to, and shall have no liability to any Pledgor or any third party for failure to, take such action). The foregoing grant of authority is a power of attorney coupled with an interest, and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do, or cause to be done, in accordance with the Credit Documents, by virtue hereof. The foregoing power of attorney described in this Section 10.2 shall terminate when all of the Secured Obligations are Paid in Full.
SECTION 10.3    Representations, Warranties and Covenants. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, (a) to the extent any provision of this Agreement or the Credit Agreement or any other Credit Document or (except with respect to Leased Property) any applicable Requirement of Law (including, without limitation, any Gaming Law) excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of Collateral Agent or any other Secured Party in the Pledged Collateral, the representations, warranties and covenants made by any relevant Pledgor in this Agreement or any other Credit Document with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of Collateral Agent or any other Secured Party (including, without limitation, Article IV of this Agreement, or Articles VIII or IX of the Credit Agreement) shall be deemed not to apply to such excluded assets to the extent so excluded or, to the extent relating to perfection, to the extent not required to be perfected and (b) the representations, warranties and covenants made by any relevant Pledgor in this Agreement or any other Credit Document with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of Collateral Agent or any other Secured Party (including, without limitation, Article IV of this Agreement, or Articles VIII or IX of the Credit Agreement) shall be deemed not to apply to Sale Proceeds unless such Sale Proceeds would otherwise constitute Collateral without regard to the specific inclusion of Sale Proceeds in the granting clauses hereof.
SECTION 10.4    Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.
SECTION 10.5    Termination; Release. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the Secured Obligations being Paid in Full, this Agreement shall terminate. Upon termination of this Agreement, the Pledged Collateral shall be automatically released from

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the Lien granted pursuant to this Agreement. Upon such release or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement (including Section 10.05 thereof or in connection with a waiver of such Section 10.05 by the Required Lenders), Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to such Pledgors or their designee, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral to be released as may be in possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including, without limitation, UCC termination statements or releases, releases of any Intellectual Property grants, mortgage terminations and such other instruments and releases as may be necessary or reasonably requested by a Pledgor to effect such release and, to the extent necessary or reasonably requested by such Pledgor, shall authorize the delivery and/or filing of any such documents or instruments) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.
SECTION 10.6    Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by Collateral Agent and, in the case of any amendment or modification, the Pledgors; provided that, any amendment or modification of the type described or referred to in Section 8.7(a) or Section 8.7(b) may be entered into in a writing signed by Collateral Agent and Borrower (without the consent of any other Secured Party or other Person), provided that such amendment or modification is requested or required by Gaming Authorities or Gaming Laws (including any changes relating to qualifications as a permitted holder of debt, licensing or limits on Property that may be pledged as Collateral or available remedies); provided further that any amendment, modification or supplement of the type described or referred to in the definition of Excluded Property or Section 10.17 shall be deemed effective upon Collateral Agent’s receipt of written notice of the same (without the consent of any Secured Party or other Person). Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
SECTION 10.7    Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party pursuant to the Credit Agreement.
SECTION 10.8    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.
SECTION 10.9    SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

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(A)    SUBMISSION TO JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE COLLATERAL AGENT, ANY SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ADVISORS OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(B)    WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(C)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(D)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

LA\3881692.2

SECTION 10.10    Severability of Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
SECTION 10.11    Counterparts; Interpretation; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the Fee Letter, which is not superseded and survives solely as to the parties thereto (to the extent provided therein). This Agreement shall become effective when the Closing Date shall have occurred, and this Agreement shall have been executed and delivered by the Credit Parties and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.12    Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
SECTION 10.13    No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and no Pledgor shall be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.
SECTION 10.14    No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Liens hereof.
SECTION 10.15    Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;
(b)    any lack of validity or enforceability of the Credit Agreement, any Swap Contract, any Cash Management Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

LA\3881692.2

(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Swap Contract, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;
(d)    any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
(e)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any other Credit Document, any Swap Contract or any Cash Management Agreement except as specifically set forth in a waiver granted pursuant to the provisions of Section 10.6; or
(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor (other than payment or other satisfaction of the Secured Obligations).
Without limiting the foregoing, the provisions of Section 6.02 of the Credit Agreement shall apply hereto, mutatis mutandis as if fully set forth herein.
SECTION 10.16    Application of Gaming Laws. Notwithstanding anything to the contrary contained herein, the terms and provisions of this Agreement, including, but not limited to all rights and remedies of Collateral Agent and the other Secured Parties and powers of attorney and appointment, are expressly subject to all Gaming Laws, which may include, but not be limited to, the necessity for Collateral Agent and the other Secured Parties to obtain the prior approval of the applicable Gaming Authorities before taking any action hereunder and to be licensed, approved or found suitable by such Gaming Authorities before exercising any rights and remedies hereunder.
SECTION 10.17    Gaming Law Specific Provisions. Notwithstanding anything to the contrary in this Agreement or any other Credit Document:
(I)     Nevada:
(a)    Any amendment or other modification of this Agreement may require the approval (including prior approval) of the Nevada Gaming Authorities in order to be effective.
(b)    The Equity Interests of any Person that is subject to the jurisdiction of the Nevada Gaming Authorities as a licensee or registered company under the Nevada Gaming Laws (the “Pledged Nevada Gaming Interests”) (i) shall not, nor shall they be deemed to, constitute Pledged Securities or Pledged Collateral, and (ii) such Pledged Nevada Gaming Interests shall not, nor shall they be deemed to be, pledged or granted as security for the Secured Obligations, in the case of both clauses (i) and (ii), until such pledge or grant has been approved by the Nevada Gaming Commission, and any lien on and security interest in personal property gaming collateral located in the State of Nevada granted to Collateral Agent by any Pledgor or on the Pledged Nevada Gaming Interests, as approved by the Nevada Gaming Commission, may not be enforced or foreclosed upon by Collateral Agent or any other Secured Party until such enforcement or foreclosure has been approved by the Nevada Gaming Commission.
(c)    If this Agreement and the pledge or grant of security interests in the Pledged Nevada Gaming Interests, has been approved by the Nevada Gaming Commission and the Pledged Nevada

LA\3881692.2

Gaming Interests, are or become certificated, the physical location of each certificate evidencing one or more of the Pledged Nevada Gaming Interests, must at all times remain within the territory of the State of Nevada at a location disclosed to the Nevada State Gaming Control Board. No such certificate shall be delivered to the Administrative Agent, Collateral Agent or its custodial agent until such approval has been obtained. Each certificate shall be made available for inspection by the Nevada State Gaming Control Board agents or Nevada Gaming Commission agents immediately upon request during normal business hours. Neither the Collateral Agent nor any agent thereof shall surrender possession of such certificates to any Person other than the Pledgor pledging the same without the prior approval of the Nevada Gaming Authorities or as otherwise permitted by applicable Nevada Gaming Laws.
(d)    In the event that Collateral Agent or any Secured Party exercises one or more of the remedies set forth in this Agreement with respect to the Pledged Nevada Gaming Interests, including without limitation, foreclosure or transfer of any interest in the Pledged Nevada Gaming Interests (except back to the applicable Pledgor), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in such membership interests, such action will require the separate and prior approval of the applicable Nevada Gaming Authorities unless such licensing requirement is waived by the applicable Nevada Gaming Authorities.
(e)    In the event that Collateral Agent or any Secured Party exercises any of its remedies with respect to Pledged Collateral consisting of gaming devices, cashless wagering systems, mobile gaming systems or interactive gaming systems (as those terms are defined in the applicable Nevada Gaming Laws) located in Nevada, including the transfer, sale, distribution or other disposition of such Pledged Collateral, such exercise may require the separate and prior approval of the Nevada Gaming Authorities or the licensing of the Collateral Agent, Secured Party or any transferee thereof.
(II)    Massachusetts:
(a)    Any amendment or other modification of this Agreement may require the approval (including prior approval) of the Gaming Authorities of the Commonwealth of Massachusetts in order to be effective.
(b)    The Equity Interests of any Person that is subject to the jurisdiction of the Gaming Authorities of the Commonwealth of Massachusetts as a licensee or registered company under the Gaming Laws of the Commonwealth of Massachusetts (the “Pledged Massachusetts Gaming Interests”) (i) shall not, nor shall they be deemed to, constitute Pledged Securities or Pledged Collateral, and (ii) such Pledged Massachusetts Gaming Interests shall not, nor shall they be deemed to be, pledged or granted as security for the Secured Obligations, in the case of both clauses (i) and (ii), until such pledge or grant has been approved by the Gaming Authorities of the Commonwealth of Massachusetts, and any lien on and security interest in personal property gaming collateral located in the Commonwealth of Massachusetts granted to Collateral Agent by any Pledgor or on the Pledged Massachusetts Gaming Interests, as approved by the Gaming Authorities of the Commonwealth of Massachusetts, may not be enforced or foreclosed upon by Collateral Agent or any other Secured Party until such enforcement or foreclosure has been approved by the Gaming Authorities of the Commonwealth of Massachusetts.
(c)    In the event that Collateral Agent or any Secured Party exercises one or more of the remedies set forth in this Agreement with respect to the Pledged Massachusetts Gaming Interests, including without limitation, foreclosure or transfer of any interest in the Pledged Massachusetts

LA\3881692.2

Gaming Interests (except back to the applicable Pledgor), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in such membership interests, such action will require the separate and prior approval of the applicable Gaming Authorities of the Commonwealth of Massachusetts unless such licensing requirement is waived by the applicable Gaming Authorities of the Commonwealth of Massachusetts.
(d)    In the event that Collateral Agent or any Secured Party exercises any of its remedies with respect to Pledged Collateral consisting of gaming devices, cashless wagering systems, mobile gaming systems or interactive gaming systems (as those terms are defined in the applicable Gaming Laws of the Commonwealth of Massachusetts) located in the Commonwealth of Massachusetts, including the transfer, sale, distribution or other disposition of such Pledged Collateral, such exercise may require the separate and prior approval of the Gaming Authorities of the Commonwealth of Massachusetts or the licensing of the Collateral Agent, Secured Party or any transferee thereof.
(III)    In the event any Pledgor develops, acquires or otherwise owns or operates a Gaming Facility in a state or other jurisdiction not specifically referenced in this Section 10.17, by written request of such Pledgor this Section 10.17 shall be amended, modified or supplemented pursuant to an agreement or agreements in writing entered into by Borrower and Collateral Agent (without the consent of any other Secured Party or any other Person to add additional jurisdictional specific matters as is, in the good faith determination of such Pledgor, necessary or advisable in relation to the property and operations of such Gaming Facility (or the direct or indirect owners thereof).

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LA\3881692.2

IN WITNESS WHEREOF, the Pledgors and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.
BORROWER AND PLEDGOR:
WYNN AMERICA, LLC,
a Nevada limited liability company

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company, its sole member
By: Wynn Resorts, Limited,
a Nevada corporation, its sole member

By:	/s/ Stephen Cootey
	Name:	Stephen Cootey
	Title:	Chief Financial Officer, SVP and Treasurer

LA\3881692.2

GUARANTORS AND PLEDGORS:

WYNN LAS VEGAS HOLDINGS, LLC,
a Nevada limited liability company

By: WYNN AMERICA, LLC,
a Nevada limited liability company, its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company, its sole member
By: Wynn Resorts, Limited,
a Nevada corporation, its sole member

By:	/s/ Stephen Cootey
	Name:	Stephen Cootey
	Title:	Chief Financial Officer, SVP and Treasurer

LA\3881692.2

GUARANTOR AND PLEDGOR:

WYNN MA, LLC,
a Nevada limited liability company

By: Wynn America, LLC,
a Nevada limited liability company, its sole member
By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company, its sole member
By: Wynn Resorts, Limited,
a Nevada corporation, its sole member

By:	/s/ Stephen Cootey
	Name:	Stephen Cootey
	Title:	Chief Financial Officer, SVP and Treasurer

LA\3881692.2

GUARANTOR AND PLEDGOR:

EVERETT PTOPERTY, LLC,,
a Massachusetts limited liability company

By: Wynn America, LLC,
a Nevada limited liability company, its sole member
By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company, its sole member
By: Wynn Resorts, Limited,
a Nevada corporation, its sole member

By:	/s/ Stephen Cootey
	Name:	Stephen Cootey
	Title:	Chief Financial Officer, SVP and Treasurer

LA\3881692.2

COLLATERAL AGENT:
DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Mary Kay Coyle
Name:	Mary Kay Coyle
Title:	Managing Director

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

LA\3881692.2

SCHEDULE 1

CERTIFICATED SECURITIES
None.

48

EXHIBIT 1

ISSUERS’ ACKNOWLEDGMENT
The undersigned hereby (a) acknowledges receipt of a copy of that certain Security Agreement, dated as of November 20, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), made by WYNN AMERICA, LLC, a Nevada limited liability company, and the GUARANTORS from time to time party thereto in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), and (b) to the extent permitted under applicable Requirements of Law (including, without limitation, any Gaming Laws), (i) agrees promptly to note on its books the security interests granted to Collateral Agent and confirmed under the Security Agreement, (ii) agrees that it will comply with instructions of Collateral Agent with respect to the applicable Pledged Securities without further consent by the applicable Pledgor, (iii) agrees to notify Collateral Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Pledged Securities that is adverse to the interest of Collateral Agent therein and (iv) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Pledged Securities thereunder in the name of Collateral Agent or its nominee or the exercise of voting rights by Collateral Agent or its nominee.
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49

[__________________]
By:
    Name:
    Title:

Exhibit 1
LA\3881692.2

EXHIBIT 2

SECURITY AGREEMENT PLEDGE AMENDMENT
This Security Agreement Pledge Amendment, dated as of __________, 20_, is delivered pursuant to Section 5.1 of the Security Agreement, dated as of November 20, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), made by WYNN AMERICA, LLC, a Nevada limited liability company, the undersigned, and the GUARANTORS from time to time party thereto in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Security Agreement Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Security Agreement Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations, except to (i) the extent constituting Excluded Property or (ii) to the extent not permitted under any applicable Gaming Laws.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S). (IF ANY)	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

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Exhibit 2
LA\3881692.2

_________________,
as Pledgor
By:
    Name:
    Title:
AGREED TO AND ACCEPTED:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent
By:
    Name:
    Title:

EXHIBIT 3

[FORM OF JOINDER AGREEMENT]
[Name of New Pledgor]
[Address of New Pledgor]
[_______], 20[__]

Deutsche Bank AG New York Branch,
    as Collateral Agent
[__________]
[__________]

Attention: [__________]
Ladies and Gentlemen:
Reference is made to the Security Agreement, dated as of November 20, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), made by WYNN AMERICA, LLC, a Nevada limited liability company (“Borrower”), and each of the GUARANTORS from time to time party thereto in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
This joinder agreement (“Joinder Agreement”) supplements the Security Agreement and is delivered by the undersigned, [______________], a [________] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement and without limiting the generality of the foregoing, hereby grants and pledges to Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, and in favor of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder, except to the extent not permitted pursuant to any applicable Gaming Law. Notwithstanding anything to the contrary in this Joinder Agreement or any other Credit Document, the security interest created by this Joinder Agreement and the Security Agreement shall not attach to, and the term “Pledged Collateral” shall not include, any Excluded Property (other than Proceeds and the right to Proceeds of Excluded Property to the extent such Proceeds or right to Proceeds independently constitutes Excluded Property); provided, however, that if any portion of any property ceases to constitute “Excluded Property” then, immediately upon such cessation, the term “Pledged Collateral” shall also include such portion of property and such security interest and lien in favor of Collateral Agent created by this Agreement shall attach to such portion of property.
The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement as of the date hereof.
Attached hereto are supplements to each of the applicable schedules to the Perfection Certificate with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement and the Perfection Certificate.
The New Pledgor hereby irrevocably authorizes Collateral Agent at any time and from time to time in accordance with the Security Agreement to file in any filing office and/or recording or registration office in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including, without limitation, (i) whether such New Pledgor is an organization, the type of organization and any organizational identification number issued to such New Pledgor, (ii) any financing or continuation statements or other documents without the signature of such New Pledgor where permitted by law and (iii) in the case of a financing statement filed as a fixture filing a sufficient description of the real property to which such Pledged Collateral relates. Such financing statements may describe the Pledged Collateral in the same manner as described in the Security Agreement or may contain an indication or description of collateral that describes such property in any other manner as Collateral Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Pledged Collateral granted to Collateral Agent herein, including, without limitation, describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or words of similar import. The New Pledgor agrees to provide all information described in clauses (i) through (iii) above in this paragraph to Collateral Agent promptly upon request. Collateral Agent shall provide reasonable notice to Borrower of all such financing statement filings made by Collateral Agent on or about the Closing Date, and, upon Borrower's request, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter.
This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
THIS JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS JOINDER AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.
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IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
[__________________]
By:
    Name:
    Title:
AGREED TO AND ACCEPTED:
DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent
By:
    Name:
    Title:
[Schedules to be attached]

Exhibit 2
LA\3881692.2